As filed with the Securities and Exchange Commission on May 14, 2012.

Registration No. 333-179495

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

OVERSEAS SHIPHOLDING GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-2637623
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

666 Third Avenue
New York, New York 10017
(212) 953-4100

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

James I. Edelson, Esq.
666 Third Avenue
New York, New York 10017
(212) 953-4100

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copy to:

Frank J. Lopez, Esq.
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Telephone: (212) 969-3000
Fax: (212) 969-2900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(4)
Common Stock, par value $1.00 per share
Preferred Stock
Debt Securities
Warrants
Units
Total	$500,000,000	$57,300	(5)

(1)	Information as to each class of securities to be registered is not specified pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933 as amended (the “Securities Act”).
(2)	There are being registered hereunder such indeterminate number, principal amount or liquidation amount of securities of Overseas Shipholding Group, Inc. as may from time to time be issued at indeterminate prices in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange. The aggregate maximum offering price of all securities issued by Overseas Shipholding Group, Inc. pursuant to this registration statement shall not exceed $500,000,000 or the equivalent at the time of offering in any other currency. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder including, but not limited to, units consisting of equity securities and debt securities, equity securities and warrants, and warrants and debt securities.
(3)	With respect to debt securities, exclusive of accrued interest and amortization of discount, if any, to the date of delivery.
(4)	Estimated solely for the purpose of computing the registration fee. Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act. Rule 457(o) permits the registration statement fee to be calculated on the basis of the maximum offering price of all of the securities listed above, and, therefore, the table does not specify by each class of security information as to the amount to be registered or the proposed maximum offering price per security.
(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell those securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 14, 2012

PROSPECTUS

OVERSEAS SHIPHOLDING GROUP, INC.

$500,000,000

Common Stock, Preferred Stock, Debt Securities, Warrants and Units

We may offer from time to time common stock, preferred stock, debt securities, warrants or units. We may offer the securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings.

Our common stock is listed on the New York Stock Exchange under the trading symbol “OSG.”

We will provide the specific terms of any offering of the securities in supplements to this prospectus.

We urge you to carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, which will describe our business and the specific terms of these securities, before you make your investment decision.

Investing in these securities involves certain risks. See “Risk Factors” on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2012

i

ABOUT THIS PROSPECTUS

In this prospectus, we use the terms “Overseas Shipholding Group,” “we,” “us” and “our” to refer to Overseas Shipholding Group, Inc., a Delaware corporation, and its subsidiaries.

This prospectus is part of a registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process (the “registration statement”). Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus or a prospectus supplement before making an investment decision.

You should rely only on the information contained in or incorporated by reference in this prospectus or any accompanying prospectus supplement filed by us with the SEC. We have not authorized anyone to provide you with additional or different information. No underwriter, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any accompanying prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus and any accompanying prospectus supplement constitute an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of such document and that any information we have incorporated by reference is accurate only as of its respective date, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read both this prospectus, including the section titled “Risk Factors,” and the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy this information at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including Overseas Shipholding Group, who file electronically with the SEC. The address of the website is http://www.sec.gov.

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below and any future filings that Overseas Shipholding Group makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in the documents or filings that is deemed to have been furnished and not filed), until all the securities offered under this prospectus are sold.

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, as filed on May 7, 2012.
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed on February 29, 2012.
•	Current Reports on Form 8-K filed on January 6, 2012, February 10, 2012, February 17, 2012, March 2, 2012 (Item 8.01 only), March 8, 2012 and May 2, 2012 (Item 8.01 only).

Documents incorporated by reference are available from the SEC as described above or from Overseas Shipholding Group without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this prospectus by calling our Investor Relations department at (212) 578-1699 or by writing to 666 Third Avenue, New York, NY 10017.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact should be considered to be forward-looking statements.

This prospectus and any prospectus supplement contain forward-looking statements regarding the outlook for tanker and articulated tug/barge markets, and our prospects, including prospects for certain strategic alliances and investments. There are a number of factors, risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from the expectations expressed or implied in these forward-looking statements, including:

•	changes in production of or demand for oil and petroleum products, either globally or in particular regions;
•	greater than anticipated levels of newbuilding orders or less than anticipated rates of scrapping of older vessels;
•	changes in trading patterns for particular commodities significantly impacting overall tonnage requirements;
•	changes in the global economy and various regional economies;
•	risks incident to vessel operation, including accidents and discharge of pollutants;
•	unanticipated changes in laws and regulations;
•	increases in costs of operation;
•	drydocking schedules differing from those previously anticipated;
•	our ability to attract and retain experienced, qualified and skilled crewmembers;
•	changes in credit risk of counterparties, including shipyards, suppliers and financial lenders, and of joint venturers, partners and charterers;
•	delays (including failure to deliver) or cost overruns in the building of new vessels or the conversion of existing vessels for other uses;
•	the cost and availability of insurance coverage;
•	the availability of suitable vessels for acquisition or chartering-in on terms we deem favorable;
•	changes in the pooling arrangements in which we participate, including withdrawal of participants or termination of such arrangements;
•	constraints on capital availability adversely affecting the tanker industry and our business;
•	changes in the market value of vessels, which could adversely affect our liquidity, result in breaches of our financing agreements or otherwise adversely affect our financial condition;
•	changes in U.S. income tax law relating to the shipping income of our foreign subsidiaries;
•	our ability to refinance or replace our credit facilities when they mature in view of our substantial debt and charter in commitments;
•	commercial acceptability of vessels older than a specified age, even if they have been recently rebuilt;
•	estimates of future costs and other liabilities for certain environmental matters and compliance plans; and
•	projections of the costs needed to develop and implement our strategy of being a market leader in the segments in which we compete.

We assume no obligation to update or revise any forward-looking statements. Forward-looking statements in this prospectus and any prospectus supplement and written and oral forward-looking statements attributable to us or our representatives after the date of this prospectus are qualified in their entirety by the cautionary statement contained in this paragraph and in other reports hereafter filed by us with the Securities and Exchange Commission. Please read the “Risk Factors” incorporated by reference in this prospectus for a list of important factors that could cause our actual results of operations or financial condition to differ from the expectations reflected in these forward-looking statements.

OVERSEAS SHIPHOLDING GROUP, INC.

We are one of the world’s leading tanker companies engaged primarily in the ocean transportation of crude oil and petroleum products. As of March 31, 2012, we owned or operated a modern fleet of 113 vessels (aggregating 10.8 million deadweight tons and 864,800 cubic meters) of which 91 vessels operated in the international market and 22 operated in the United States (“U.S.”) Flag market. Our newbuilding program of owned vessels totaled 2 International Flag vessels, bringing our total owned, operated and newbuild fleet to 115 vessels as of March 31, 2012.

Our vessel operations are organized into strategic business units and focused on broad market segments: crude oil, refined petroleum products, and U.S. Flag. The International Flag Crude Tanker unit manages International Flag ULCC, VLCC, Suezmax, Aframax, Panamax and Lightering tankers; the International Flag Product Carrier unit principally manages LR1 and MR product carriers and the U.S. unit manages our U.S. Flag vessels. Through joint venture partnerships, we operate four Liquefied Natural Gas carriers and two Floating Storage and Offloading service vessels. Dedicated chartering and commercial personnel manage specific fleets while our technical ship management operations and corporate departments support our global operations.

We were incorporated in the State of Delaware in July, 1969. Our headquarters are located at 666 Third Avenue, New York, NY 10017, and our phone number is (212) 953-4100.

RISK FACTORS

Investing in securities involves a risk of loss. Before investing in our securities, you should carefully consider the risk factors described in “Risk Factors” in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2011 and subsequent filings containing updated disclosures of such factors, together with all of the other information included in this prospectus and any prospectus supplement and the other information that we have incorporated by reference. Additional risks not currently known to us or that we currently deem immaterial also may impair or harm our business and financial results. Statements in or portions of a future document incorporated by reference in this prospectus, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus or such incorporated documents.

SELECTED FINANCIAL DATA

The following table sets forth historical selected financial information for Overseas Shipholding Group. Effective January 1, 2012, we adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Update (“ASU”) No. 2011-05, Presentation of Comprehensive Income, as amended by ASU 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. These updates revise the manner in which entities present comprehensive income in their financial statements. The following selected financial information revises historical information to illustrate the new presentation required by this pronouncement for the periods presented.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED, IN THOUSANDS)

	Year Ended December 31,
	2011	2010	2009
Net Loss	$(192,916)	$(134,243)	$71,147
Other Comprehensive (Loss)/Income, net of tax:
Net change in unrealized holding losses on available-for-sale securities	(231)	649	3,585
(Reduction)/increase in unrealized losses on cash flow hedges	(17,152)	(17,237)	77,802
Defined benefit pension and other postretirement benefit plans:
Net change in unrecognized transition obligation	13	15	760
Net change in unrecognized prior service costs	(63)	237	(1,051)
Net change in unrecognized actuarial losses	(7,470)	212	4,499
Other Comprehensive (Loss)/Income	(24,903)	(16,124)	85,595
Comprehensive (Loss)/Income	(217,819)	(150,367)	156,742
Less: Comprehensive Income Attributable to Noncontrolling Interest	—	—	(977)
Comprehensive (Loss)/Income Attributable to Overseas Shipholding Group, Inc.	$(217,819)	$(150,367)	$155,765

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for each of the periods indicated:

	Three Months Ended March 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007
Ratio of earnings to fixed charges	(a)	(b)	(c)	1.33x	2.66x	2.37x

(a)	Due to the registrant’s loss in the first quarter of 2012, the ratio coverage was less than 1:1. The registrant must generate additional earnings of $34,204,000 to achieve a coverage ratio of 1:1.
(b)	Due to the registrant’s loss in 2011, the ratio coverage was less than 1:1. The registrant must generate additional earnings of $211,272,000 to achieve a coverage ratio of 1:1.
(c)	Due to the registrant’s loss in 2010, the ratio coverage was less than 1:1. The registrant must generate additional earnings of $143,145,000 to achieve a coverage ratio of 1:1.

The ratio of earnings to fixed charges is calculated as income from continuing operations, before provision for income taxes and cumulative effect of accounting changes, where applicable, less net unconsolidated affiliates’ interests, plus fixed charges (excluding capitalized interest), plus amortization of capitalized interest, divided by fixed charges. “Fixed charges” consist of interest expense, capitalized interest, amortization of debt discount, and the interest portion of net rent expense which is deemed to be representative of the interest factor.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we will use the net proceeds from the sale of securities covered by this prospectus for general corporate purposes, which may include working capital needs, repayment of indebtedness, capital expenditures, funding of our subsidiaries and acquisitions.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

DESCRIPTION OF SECURITIES

We may offer and sell, at any time and from time to time:

•	shares of our common stock, par value $1.00 per share;
•	shares of preferred stock;
•	debt securities, in one or more series;
•	warrants;
•	units; or
•	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is only a summary of the detailed provisions of our certificate of incorporation, as amended (the “Certificate of Incorporation”), and by-laws, as amended (the “By-Laws”). These statements do not purport to be complete, or to give full effect to the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of the Certificate of Incorporation and the By-Laws. The Certificate of Incorporation was filed as Exhibit 3(i) to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and the By-Laws were filed as Exhibit 3.1 to the Current Report on Form 8-K dated April 12, 2006. We encourage you to read our Certificate of Incorporation and By-Laws which have been filed with the SEC and are incorporated by reference into this prospectus for a more complete description.

General

Our Certificate of Incorporation authorizes the issuance of a total of 120,000,000 shares of common stock, $1.00 par value. As of March 31, 2012, 30,848,820 shares of common stock were outstanding. Stock certificates for our common stock are issuable in two series, designated respectively Domestic Share Certificates and Foreign Share Certificates. Except as stated below under “Qualifications for Ownership and Transfer of Shares,” the rights of the holders of Domestic Share Certificates and Foreign Share Certificates are identical in all respects.

Qualifications for Ownership and Transfer of Shares

Our By-Laws provide that the outstanding shares must at all times be owned by citizens of the U.S. to such extent as will in the judgment of our board of directors reasonably assure the preservation of our status as a U.S. citizen within the provisions of 46 U.S.C §50501 (the “Shipping Act”), and related laws, rules and regulations applicable to the business we conduct. Since some of our vessels are engaged in the U.S. coastwise trade, the Shipping Act requires that at least 75% of the shares be owned by U.S. citizens, as defined by the Shipping Act. In order to provide a reasonable margin our board of directors has determined that until further action by the board at least 77% of the outstanding shares must be owned by persons who are citizens of the U.S. Shares owned of record or beneficially by U.S. citizens and those owned of record or beneficially by foreign citizens are evidenced, respectively, by Domestic Share Certificates and Foreign Share Certificates or, in the case of shares traded through participants in the Depository Trust Company’s (“DTC”) book-entry system, shares that would otherwise be evidenced by Domestic Share Certificates are reflected in the participant’s general free account, and shares that would otherwise be evidenced by Foreign Share Certificates are reflected in the participant’s SEG-100 account in accordance with DTC’s procedures. Foreign Share Certificates are freely transferable both to U.S. and foreign citizens. Domestic Share Certificates may be transferred to U.S. citizens at any time. Such shares may be transferred to foreign citizens only if at the time of the transfer the transfer will not reduce share holdings of U.S. citizens below the then permissible percentage of the total outstanding shares, as determined by our board of directors. Any purported transfer to foreign citizens of shares or of a beneficial interest in shares evidenced by Domestic Share Certificates (or its book-entry equivalent) in violation of this limitation or any purported transfer that causes the shares in the SEG-100 account to exceed 23% of the outstanding shares, will be ineffective for all purposes (including transfer of voting rights), the shares will not be transferred on our books, and we may regard the share certificate, whether or not validly issued, as having been invalidly issued. Subject to the above limitation, upon surrender of any share certificate for transfer, the transferee will receive Domestic Share Certificates or Foreign Share Certificates, as the case may be, for shares of the series appropriate to such person.

In the case of transferees that are corporations, partnerships, associations or trusts, the transferee will be deemed a citizen of the U.S. if the following conditions are satisfied: (1) at least 75% of the shares or interest and voting power in the transferee is vested in U.S. citizens, free from any trust or fiduciary obligation in favor of any non-U.S. citizen; (2) there is no contract or understanding by which more than 25% of the voting power in the transferee may be exercised directly or indirectly on behalf of a non-U.S. citizen; (3) control of more than 25% of the interests in the transferee is not by any other means conferred on or permitted to be exercised by non-U.S. citizens; (4) in the case of a corporation or association, its chief executive officer, by whatever title, and the chairman of its board of directors (or any officer authorized to act in his absence) are citizens of the U.S., no more of its directors than a minority of the number necessary to constitute a quorum are non-U.S. citizens, and the corporation is organized under the laws of the U.S. or a State; (5) in the case of a partnership or association, each general partner or member, as the case may be, is a U.S. citizen, at least 75% (100% in the case of a general partnership or association) of the interests are owned by U.S. citizens free of any trust or fiduciary obligation in favor of a non-citizen and the partnership or association is organized under the laws of the U.S. or a State; and (6) in the case of a trust, the trustee and each beneficiary with an enforceable interest in the trust is a U.S. citizen.

Shares represented by both Domestic Share Certificates and Foreign Share Certificates are traded on the New York Stock Exchange at the same price.

Should the percentage of foreign ownership more closely approach the permitted maximum, the New York Stock Exchange may institute trading on a dual basis, depending on the circumstances at the time.

Transfer Procedures

Our board of directors is authorized to establish procedures with respect to the transfer of shares to enforce the limitations referred to above. Procedures established by our board of directors require that, in connection with each transfer of shares, the transferee complete and file with our transfer agent an application for transfer of the shares. Such application calls for information about the transferee’s citizenship status and the citizenship status of any person who may have a beneficial interest in the shares being acquired by the transferee. Such an application for transfer must also be completed by each person who purchases shares from any of the underwriters.

Voting Rights

Each holder of common stock is entitled to one vote for each share registered in such holder’s name on our books on all matters submitted to a vote of stockholders. Except as otherwise provided by law, the holders of common stock do not have cumulative voting rights. As a result, the holders of common stock entitled to exercise more than 50% of the voting rights in an election of directors can elect 100% of the directors to be elected if they choose to do so. In such event, the holders of the remaining common stock voting for the election of directors will not be able to elect any persons to our board of directors.

Dividend Rights

Holders of common stock are entitled to such dividends as our board of directors may declare out of funds legally available therefore. Certain of our debt agreements contain restrictions on certain payments by us including dividends and purchases of common stock in certain circumstances.

Delaware General Corporation Law Section 203

As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”) which restricts certain business combinations between us and an “interested stockholder” (in general, a stockholder owning 15% or more of our outstanding voting stock) or its affiliates or associates for a period of three years following the date on which the stockholder becomes an “interested stockholder.” The restrictions do not apply if (i) prior to an interested stockholder becoming such, the board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder, (ii) upon consummation of the transaction in which any person becomes an interested stockholder, such interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commences (excluding shares owned by certain employee stock ownership plans and persons who are both directors and officers of us) or (iii) on or subsequent to the date an interested stockholder becomes such, the business combination is both approved by the board of directors and authorized at an annual or special meeting of our stockholders, not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Liquidation Rights and Other Preferences

Subject to the prior rights of creditors, the holders of the common stock are entitled in the event of liquidation, dissolution or winding up to share pro rata in the distribution of all remaining assets. There are no preemptive or conversion rights or redemption or sinking fund provisions in respect of the common stock. The outstanding shares of common stock are, and the shares of common stock offered hereby upon delivery and payment will be, fully paid and non-assessable.

Our Certificate of Incorporation provides that none of our directors shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent the exemption from or limitation of liability is not permitted under the DGCL. The DGCL presently does not permit exemption from or limitation of liability (i) for any breach of the director’s duty of loyalty to us or our shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Section 174 of the DGCL specifies conditions under which directors of Delaware corporations may be liable for unlawful dividends or unlawful stock purchases or redemptions.

Transfer Agent and Registrar

The Transfer Agent and Registrar for the common stock is Computershare Shareowner Services LLC.

DESCRIPTION OF PREFERRED STOCK

As of the date of this prospectus, other than as described below, no shares of preferred stock have been issued and our Certificate of Incorporation does not authorize the issuance of preferred stock. However, if such authorization occurs or the issuance of shares of preferred stock is otherwise permitted, shares of preferred stock may be issued in one or more series from time to time by our board of directors, and the board of directors will likely be expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions of each series. Subject to the determination of our board of directors, any shares of preferred stock that may be issued in the future would generally have preferences over our common stock with respect to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of Overseas Shipholding Group.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct unsecured general obligations, except as set forth in the terms of any indenture or its applicable prospectus supplement. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities that are sold may be exchangeable for and/or convertible into common stock or any other securities. The debt securities will be issued under one or more separate indentures between us and a designated trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to as an indenture. The material terms of any indenture will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our securities (including, but not limited to, warrants to purchase our common stock or debt securities) or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities, warrants, other securities or any combination of such securities. Such combinations may include, but are not limited to, units consisting of common stock and debt securities, common stock and warrants, and warrants and debt securities.

FORMS OF SECURITIES

Each security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of such global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments to holders with respect to securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Overseas Shipholding Group, the trustees, the warrant agents, the unit agents or any other agent of Overseas Shipholding Group, agent of the trustees, the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other payment or distribution to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. The terms of any securities we offer will be determined at the time of sale. We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;
•	through agents, including in connection with a distribution to our security holders of rights to purchase such securities; and/or
•	directly to one or more purchasers, including through the exercise of warrants or rights or the conversion or exchange of any security.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We may sell the securities being offered by this prospectus by any method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act, including without limitation sales made directly on the New York Stock Exchange, on any other existing trading market for our securities or to or through a market maker. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to purchase contracts providing for payment and delivery on a specified date. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Proskauer Rose LLP in New York, New York. Any underwriters will be advised about issues related to any offering by their own legal counsel.

EXPERTS

The financial statements as of December 31, 2011 and December 31, 2010 and for each of the three years in the period ended December 31, 2011 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2011 incorporated in this prospectus by reference to the Annual Report on Form 10-K, for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

OVERSEAS SHIPHOLDING GROUP, INC.

$500,000,000

Common Stock, Preferred Stock, Debt Securities, Warrants and Units

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of issuance and distribution

The following table sets forth the costs and expenses to be borne by the registrant in connection with the offerings described in this registration statement.

Registration fee		$57,300
Transfer agent and trustee fees and expenses	$	*
Printing	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Rating agency fees	$	*
Miscellaneous	$	*
Total	$	*

*	Not presently known.

Item 15. Indemnification of directors and officers

We are incorporated in Delaware. Under Section 145 of the DGCL, a corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Article Sixth of our Certificate of Incorporation and Article XV of our By-Laws provide for indemnification of directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

(i)	for any breach of the director’s duty of loyalty to the corporation or its stockholders;
(ii)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii)	under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL; or
(iv)	for any transactions from which the director derived an improper personal benefit.

Article Tenth of our Certificate of Incorporation contains such a provision.

We have entered into indemnification agreements with certain of our directors and officers. In addition, the employment agreements of certain of our officers provide for indemnification to such officers by us to the fullest extent permitted by its bylaws or applicable law.

We have also obtained directors and officers liability insurance policies.

Item 16. Exhibits

The exhibit index at the end of this registration statement identifies the exhibits that are included in this registration statement and are incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)	The undersigned registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on May 14, 2012.

OVERSEAS SHIPHOLDING GROUP, INC.
By: /s/ Morten Arntzen Name: Morten Arntzen Title: Chief Executive Officer and President
By: /s/ Myles R. Itkin Name: Myles R. Itkin Title: Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Morten Arntzen Morten Arntzen	Chief Executive Officer, President and Director	May 14, 2012
/s/ Myles R. Itkin Myles R. Itkin	Executive Vice President, Chief Financial Officer and Treasurer (Principal Accounting Officer)	May 14, 2012
* G. Allen Andreas, III	Director	May 14, 2012
* Alan R. Batkin	Director	May 14, 2012
* Thomas B. Coleman	Director	May 14, 2012
* Charles A. Fribourg	Director	May 14, 2012
* Stanley Komaroff	Director	May 14, 2012
* Solomon N. Merkin	Director	May 14, 2012
* Joel I. Picket	Director	May 14, 2012
* Ariel Recanati	Director	May 14, 2012
* Oudi Recanati	Director	May 14, 2012

Signature	Title	Date
* Thomas F. Robards	Director	May 14, 2012
* Jean-Paul Vettier	Director	May 14, 2012
* Michael J. Zimmerman	Director	May 14, 2012
*By: /s/ Morten Arntzen Name: Morten Arntzen Title: Attorney-in-fact
/s/ Myles R. Itkin Name: Myles R. Itkin Title: Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Document
1.1**	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation of Overseas Shipholding Group, Inc. (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2006, and incorporated by reference herein)
3.2	Amended and Restated By-laws of Overseas Shipholding Group, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 12, 2006, and incorporated by reference herein)
4.1*	Form of Indenture, between Overseas Shipholding Group, Inc. and one or more trustees to be named
4.2**	Form of Debt Security
4.3**	Form of Warrant
4.4**	Form of Unit
5.1*	Opinion of Proskauer Rose LLP
12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges
23.1	Consent of PricewaterhouseCoopers LLP
23.3*	Consent of Proskauer Rose LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney
25.1**	Statement of Eligibility of Trustee on Form T-1

*	Previously filed
**	To be filed, if necessary, by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.